EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229301) of American Healthcare REIT, Inc. of our report dated March 25, 2021, relating to the financial statements of Griffin-American Healthcare REIT III, Inc., which is incorporated in this Form 8-K/A of American Healthcare REIT, Inc., dated November 2, 2021 from the Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Costa Mesa, California
November 2, 2021